As filed with the Securities and Exchange Commission on August 13, 2004 Registration Statement No. 333-12875

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                  BORGWARNER INC.
                (Exact name of Registrant as specified in charter)

     Delaware                                13-3404508
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                     (Address of Principal Executive Offices)

          BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS OF MICHIGAN CORPORATION
                        WARREN PLANT RETIREMENT SAVINGS PLAN
                              (Full title of the plan)

                             LAURENE H. HORISZNY, ESQ.
                                  BorgWarner Inc.
                             200 South Michigan Avenue
                              Chicago, Illinois 60604
                                   (312) 322-8500

             (Name, address and telephone number of agent for service)




                            DEREGISTRATION OF SECURITIES

     BorgWarner Inc. (the "Company") previously filed a registration statement on Form S-8 (Registration No. 333-12875) for the purpose of registering shares of its common stock for issuance pursuant to the Borg-Warner Automotive Air/Fluid Systems of Michigan Corporation Warren Plant Retirement Savings Plan (the "Plan"). The Company is filing this Post-Effective Amendment No. 1 to that registration statement to deregister any and all remaining unsold shares of common stock covered by such registration statement as of the date hereof. The Company has ceased offering securities under the Plan, and no additional securities will be issued thereunder.

Item 8.  Exhibits.

     The exhibit listed below is file d herewith and made a part hereof.

Exhibit
Number         Description of Document

 24.1          Power of Attorney.

SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 13, 2004.

                                        BORGWARNER INC.

                                        By:/s/ Timothy M. Manganello
                                        Timothy M. Manganello
                                        Chairman and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                      Title                    Date

/s/ Timothy M. Manganello  Chairman of the Board and     August 13, 2004
TIMOTHY M. MANGANELLO      Chief Executive Officer


/s/ Robin J. Adams         Executive Vice President,     August 13, 2004
ROBIN J. ADAMS             Chief Financial Officer &
                                     Chief Administration Officer
                                     (Principal Financial Officer)

/s/ William C. Cline       Vice President and Controller August 13, 2004
WILLIAM C. CLINE           (Principal Accounting Officer)
*
JOHN RAU                        Director       August 13, 2004

*
ALEXIS P. MICHAS           Director       August 13, 2004

*
PAUL E. GLASKE                  Director       August 13, 2004

*
WILLIAM E. BUTLER               Director       August 13, 2004

*
ERNEST J. NOVAK, JR.       Director       August 13, 2004

*
ANDREW F. BRIMMER               Director       August 13, 2004

*
JERE A. DRUMMOND           Director       August 13, 2004

*
PHYLLIS O. BONNANO              Director       August 13, 2004

/s/ Timothy M. Manganello  *As attorney-in-fact for     August 13, 2004
TIMOTHY M. MANGANELLO      directors marked by an asterisk.

    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Retirement Savings Plan Committee as Administrator of the Borg-Warner Automotive Air/Fluid Systems Corporation of Michigan Corporation Warren Plant Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 13, 2004.

BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS OF MICHIGAN CORPORATION WARREN PLANT RETIREMENT SAVINGS PLAN

By:         /s/ William C. Cline
            WILLIAM C. CLINE
            Member of the Retirement Savings Plan Committee as Administrator

By:         /s/ Timothy M. Manganello
            TIMOTHY M. MANGANELLO
            Member of the Retirement Savings Plan Committee as Administrator

By:         /s/ Regis J. Trenda
            REGIS J. TRENDA
            Member of the Retirement Savings Plan Committee as Administrator

By:         /s/ Robin J. Adams
            ROBIN J. ADAMS
            Member of the Retirement Savings Plan Committee as Administrator
148:
 EXHIBIT INDEX


Exhibit
Number           Description of Document

24.1                  Power of Attorney.